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                             Exhibit 24

                          POWER OF ATTORNEY



       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William Swindells, Steven R. Rogel and J. A. Parsons, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all such person's capacities with Willamette Industries, Inc., an Oregon corporation (the "Company"), to sign a registration statement on Form S-3 relating to up to $200 million principal amount of debt securities of the Company, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 10th day of February, 1994.


       Signature                          Title


WILLIAM SWINDELLS                    Chairman and Chief
William Swindells                    Executive Officer and Director
                                     (Principal Executive Officer)

J. A. PARSONS                        Executive Vice President
J. A. Parsons                        and Chief Financial Officer
                                     (Principal Financial Officer)

DUANE C. MCDOUGALL                   Vice President -
Duane C. McDougall                   Controller (Principal
                                     Accounting Officer)

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C. M. BISHOP, JR.                    Director
C. M. Bishop, Jr.


GERARD K. DRUMMOND                   Director
Gerard K. Drummond


E. B. HART                           Director
E. B. Hart


C. W. KNODELL                        Director
C. W. Knodell


PAUL N. MCCRACKEN                    Director
Paul N. McCracken


STUART J. SHELK, JR.                 Director
Stuart J. Shelk, Jr.


ROBERT M. SMELICK                    Director
Robert M. Smelick


SAMUEL C. WHEELER                    Director
Samuel C. Wheeler


BENJAMIN R. WHITELEY                 Director
Benjamin R. Whiteley

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